Exhibit 10.81

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of December 23, 2013 (the “Amendment Effective Date”), among ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership, as borrower (the “Borrower”), the Lenders named on the signature pages hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of July 6, 2012 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of February 8, 2013, that certain Amendment No. 2 to Credit Agreement and Extension and Increase Agreement, dated as of July 3, 2013 and that certain Amendment No. 3 to Credit Agreement, dated as of October 28, 2013) (the “Credit Agreement”).

WHEREAS, the Borrower has requested certain amendments with respect to the definition of Consolidated EBITDA.

WHEREAS, subject to the terms and conditions set forth herein, the parties are willing to agree to amend the Credit Agreement as set forth in Section 2 below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, terms used in this Amendment which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below:

(a) Certain Definition Amended. The following defined term appearing in Section 1.01 of the Credit Agreement (Defined Terms) is amended as set forth below:

(i) The definition of “Consolidated EBITDA” is amended in its entirety to read as follows:

““Consolidated EBITDA” means, for any period, an amount equal to the sum of

(a) Consolidated Net Income for such period, plus

(b) (i) consolidated interest expense deducted in determining such Consolidated Net Income, (ii) the amount of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) Marshall/Romeoville Oil Cleanup Costs deducted in determining such Consolidated Net Income, (v) the amount of civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, arising from each crude oil release referred to in the definition of “Marshall/Romeoville Oil Cleanup Costs”, deducted in determining such Consolidated Net Income, and (vi) the amount of costs, charges and expenses accrued after September 30, 2013 arising from the cleanup of crude oil releases referred to in the definition of “Marshall/Romeoville Oil Cleanup Costs” deducted in determining such Consolidated Net Income; plus

(c) the amount of cash distributions in respect of equity ownership interests in MEP Unrestricted Subsidiaries actually received during such period by the Borrower and its Consolidated Subsidiaries from MEP Unrestricted Subsidiaries; and minus

(d) to the extent included in the calculation of such Consolidated Net Income, the amount of insurance proceeds received to compensate for Marshall/Romeoville Oil Cleanup Costs, not to exceed in the aggregate the amounts by which Consolidated EBITDA for such period or any prior period is or has been increased on account of Marshall/Romeoville Oil Cleanup Costs; and minus

(e) (i) the amount of civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in subclause (v) in the immediately preceding clause (b) to the extent such amounts were actually paid, or accruals therefor were reversed, during such period by the Borrower and/or its Subsidiaries, and without duplication, (ii) the amount of civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in subclause (v) in the immediately preceding clause (b) to the extent it has been determined that the Borrower and its Subsidiaries will not be liable for payment of such amounts; and minus

(f) (i) the amount of costs, charges and expenses, referred to in subclause (vi) in the immediately preceding clause (b) to the extent such amounts were actually paid, or accruals therefor were reversed, during such period by the Borrower and/or its Subsidiaries, and without duplication, (ii) the amount of costs, charges and expenses, referred to in subclause (vi) in the immediately preceding clause (b) to the extent it has been determined that the Borrower and its Subsidiaries will not be liable for payment of such amounts;

provided however that (I) for purposes of calculating Consolidated EBITDA for the MEP Closing Quarter, and for any four quarter period thereafter that includes the MEP Closing Quarter, the amount added pursuant to clause (c) of this definition with respect to the MEP Closing Quarter shall be the Imputed Cash Receipt Amount for the MEP Closing Quarter; (II) for purposes of calculating Consolidated EBITDA for the First Post-Closing Quarter, and any four quarter period thereafter that includes the First Post-Closing Quarter, the amount added pursuant to clause (c) of this definition with respect to the First Post-Closing Quarter shall be the Imputed Cash Receipt Amount for the First Post-Closing Quarter; and (III) notwithstanding that the financial statements delivered by the Borrower pursuant to Section 6.01(a) for the year ending December 31, 2013 and the fiscal quarters thereafter may (at the option of the Borrower) be prepared on a pro forma basis as if the closing of the MEP IPO Transactions had occurred on January 1, 2013, Consolidated EBITDA for the quarters ending March 31, 2013, June 30, 2013 and September 30, 2013, and for any period thereafter that includes in its Consolidated EBITDA calculation any of the quarters ending March 31, 2013, June 30, 2013 or September 30, 2013, shall be calculated as if the MEP Unrestricted Subsidiaries were Restricted Subsidiaries through September 30, 2013 and became Unrestricted Subsidiaries on October 1, 2013.”

(b) Amended Exhibit C (Form of Compliance Certificate). Exhibit C to the Credit Agreement (Form of Compliance Certificate) is amended by adding references to clauses (b)(v), (b)(vi), (e) and (f) of the above- referenced amended definition of Consolidated EBITDA, each in the appropriate place, and the Compliance Certificate is amended in its entirety to read as set forth in Annex A attached hereto.

SECTION 3. Conditions to Effectiveness. The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall be effective on the Amendment Effective Date, provided that the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders (which may be by telecopy or other electronic transmission) and acknowledged by the Administrative Agent.

SECTION 4. Representations and Warranties. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower represents and warrants to the Lenders that as of the Amendment Effective Date, both immediately before and after giving effect to this Amendment, that:

(a) This Amendment has been duly authorized, executed, and delivered by the Borrower and the Credit Agreement as amended hereby constitutes its legal, valid, and binding obligations enforceable against it in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity).

(b) The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to this Amendment, except to the extent such representations and warranties relate solely to an earlier date, in which case, they shall be true and correct as of such date.

(c) As of the date hereof, at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required to be obtained or made by the Borrower by any material statutory law or regulation applicable to it as a condition to the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment. The execution, delivery, and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) violate the terms of any of the Borrower’s Organization Documents, (ii) result in any breach of, constitute a default under, or require pursuant to the express provisions thereof, the creation of any consensual Lien on the properties of the Borrower under, any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject, or (iii) violate any Law, in each case with respect to the preceding clauses (i) through (iii), which would reasonably be expected to have a Material Adverse Effect.

SECTION 5. Effect. This Amendment (a) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and does not constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Credit Agreement and (b) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now have under or in connection with the Credit Agreement, as amended by this Amendment. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect and is hereby ratified and confirmed in all respects, and that this Amendment and such Credit Agreement shall be read and construed as one instrument. The Borrower represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder. From and after the Amendment Effective Date, each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby, respectively.

SECTION 6. Miscellaneous. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York and applicable federal law. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart. This Amendment shall be a “Loan Document” as defined in the Credit Agreement.

SECTION 7. Entire Agreement. THE CREDIT AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the date and year first above written.

ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership, as Borrower

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

	By:	/s/ Terrance L. McGill
Name: Terrance L. McGill Title: Senior Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent, as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Juan Javellana
Name: Juan Javellana Title: Executive Director

BNP PARIBAS (CANADA), as a Lender

By:	/s/ Evan Ivanov
Name: Evan Ivanov Title: Director

By:	/s/ Michael Gosselin
Name: Michael Gosselin Title: Managing Director

CREDIT SUISSE AG, TORONTO BRANCH, as a Lender

By:	/s/ Alain Daoust
Name: Alain Daoust Title: Director

By:	/s/ Chris Gage
Name: Chris Gage Title: Chief Financial Officer

BARCLAYS BANK PLC, as a Lender

By:	/s/ May Huang
Name: May Huang Title: Assistant Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Juliette Cohen
Name: Juliette Cohen Title: Managing Director

By:	/s/ Jaime Frontera
Name: Jaime Frontera Title: Managing Director

MIZUHO BANK, LTD., as a Lender

By:	/s/ Rob MacKinnon
Name: Rob MacKinnon Title: Senior Vice President, Canadian Branch

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name: Shuji Yabe Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE – NEW YORK AGENCY, as a Lender

By:	/s/ Trudy Nelson
Name: Trudy Nelson Title: Authorized Signatory

By:	/s/ Richard Antl
Name: Richard Antl Title: Authorized Signatory

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Roman Chomyn
Name: Roman Chomyn Title: Portfolio Manager

By:	/s/ Victor Samuel
Name: Victor Samuel Title: Asset Manager

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John Prigge
Name: John Prigge Title: Vice President

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Devon W. Lang
Name: Devon W. Lang Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Lillian D’Aleo
Name: Lillian D’Aleo Title: Authorized Signatory

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas Title: Director

By:	/s/ Lisa Murray
Name: Lisa Murray Title: Associated Director
BANK OF CHINA (CANADA), as a Lender

By:	/s/ Rong Xiang Lang
Name: Rong Xiang Lang Title: Branch Manager
BANK OF AMERICA, N.A., as a Lender

By:	/s/ James K.G. Campbell
Name: James K.G. Campbell Title: Director

ANNEX A

Form of Compliance Certificate

See following page

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:          JPMorgan Chase Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July 6, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Enbridge Energy Partners, L.P. (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent, an L/C Issuer and the Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the [General Partner/Delegate], and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

Use following for fiscal year-end financial statements

1. Filed with the Borrower’s Form 10-K for its fiscal year ended                     , 20    , are the year-end financial statements (the “Annual Financial Statements”) required by Section 6.01(a), and if the Borrower has designated any Subsidiary other than the MEP Unrestricted Subsidiaries as an Unrestricted Subsidiary, attached hereto as Schedule 1 are the year-end financial statements, adjusted to exclude the assets and operations of the Non-MEP Unrestricted Subsidiaries. The Annual Financial Statements fairly present the financial condition, results of operations and cash flows of the Borrower and its consolidated subsidiaries in accordance with GAAP as at such date for such period.

Use following for fiscal quarter-end financial statements

1. Filed with the Borrower’s Form 10-Q for its fiscal quarter ended                     , 20    ] are the unaudited financial statements (the “Quarterly Financial Statements”) required by Section 6.01(b) for such fiscal quarter, and if the Borrower has designated any Subsidiary other than the MEP Unrestricted Subsidiaries as an Unrestricted Subsidiary (the “non-MEP Unrestricted Subsidiaries”), attached hereto as Schedule 1 are unaudited financial statements for such fiscal quarter adjusted to exclude the assets and operations of the Non-MEP Unrestricted Subsidiaries. The Quarterly Financial Statements fairly present the financial condition, results of operations and cash flows of the Borrower and its consolidated subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonable review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of its Subsidiaries performed and observed all its Obligations under the Loan Documents, and select one:

to the best knowledge of the undersigned, during such fiscal period, the Borrower and each of its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it.

--or--

to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:                     .

4. The financial covenant calculations and information set forth on Schedule 2 attached hereto are true and accurate. Attached hereto as Schedule 3 is a reconciliation of the components of such calculations as required by Section 6.02(a)(i) of the Agreement.

5. If this Compliance Certificate is being delivered by a Secretary or Assistant Secretary the words “the undersigned” set forth in paragraphs 2 and 3 above shall be deemed to mean “a Responsible Financial Officer” each time such words are used therein and the following paragraph shall apply: A Responsible Financial Officer has reviewed this Compliance Certificate and attachments and has authorized the undersigned to submit this Compliance Certificate and attachments. As used in this Compliance Certificate, a “Responsible Financial Officer” means any of the president, chief financial officer, chief accountant, controller, treasurer or assistant treasurer of the Borrower, the General Partner or the Delegate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                 .

ENBRIDGE ENERGY PARTNERS, L.P.

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

By:

Name:

Title:

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Section 7.09—Leverage Ratio.

Maximum Leverage Ratio
As of the end of each applicable four-quarter period, the Borrower is required to maintain Consolidated Leverage Ratio of no greater than:
During any Period other than an Acquisition Period:		5.00:1.00
During an Acquisition Period*:		5.50:1.00

*If a Specified Acquisition has been or is hereby designated by the Borrower and the corresponding Acquisition Period is in effect as of the Statement Date, a separate sheet of paper is to be attached to this Compliance Certificate setting forth the corresponding Acquisition Closing Date (and if such Acquisition Period has terminated, the last day of such Acquisition Period), and describing the transactions that constitute such Specified Acquisition. Check the applicable line:

TheBorrower has previously designated such Specified Acquisition; or
TheBorrower hereby designates such Specified Acquisition.

A. Consolidated Funded Debt as Adjusted for Funded Debt owed by the Borrower to Subsidiaries at Statement Date (calculated as follows: A.5 + (without duplication) A.8):	$

1. Consolidated Funded Debt of the Borrower and its Subsidiaries at Statement Date (without regard to reduction for applicable Qualifying Subordinated Indebtedness and Designated Hybrid Securities):	$

Indicate amount of Indebtedness of Unrestricted Subsidiaries (not included in line 1): $

2. Qualifying Subordinated Indebtedness at Statement Date:	$

(Attach additional information: indicate name(s) of subordinated creditors to whom Qualifying Subordinated Indebtedness is owed; summarize the terms of such Qualifying Subordinated Indebtedness in sufficient detail to demonstrate that it meets the requirements set forth in the definition of Qualifying Subordinated Indebtedness; and confirm that subordination agreement has been delivered)

3. Face amount of Hybrid Securities at Statement Date:	$

4. Face amount of Designated Hybrid Securities at Statement Date (not to exceed 15% of Total Capitalization):	$

Total Capitalization at Statement Date: $

Consolidated Net Worth at Statement Date (used in calculating Total Capitalization): $

Indicate amount of partners’ capital of the Borrower determined as of such date in accordance with GAAP, subject (as applicable) to year-end audit adjustments and footnotes (used in computing Consolidated Net Worth): $

5. Consolidated Funded Debt (calculated as follows: A.1 – (A.2 + A.4)):	$

6. Funded Debt owed by the Borrower to Subsidiaries:	$

7. Aggregate Qualifying Subordinated Indebtedness that is included in A.5. above:	$

8. Adjusted Funded Debt owed by the Borrower to Subsidiaries (calculated as follows: A.6 – A.7):	$

B. Pro Forma EBITDA for Subject Period:	$

(calculated as follows: (i) the sum of B.1 + B.2 + B.3 + B.4 + B.5 + B.6 + B.7 + B.8 + B.9 + B.15 + B.16 minus (ii) the sum of B.10 + B.11 + B.12 + B.13 + B.14)

1. Consolidated Net Income:	$

Indicate Consolidated Net Income of Excluded Subsidiaries (to be excluded from line 1): $

2. Cash distributions received from MEP Unrestricted Subsidiaries:	$

Indicate cash distributions from MEP Unrestricted Subsidiaries received by Excluded Subsidiaries (excluded from line 2): $

3. Interest expense[1]:	$

Indicate interest expense of Excluded Subsidiaries (excluded from line 3): $

4. Income taxes[2]:	$

Indicate income taxes of Excluded Subsidiaries (excluded from line 4): $

5. Depreciation[3]:	$

Indicate depreciation of Excluded Subsidiaries (excluded from line 5): $

6. Amortization[4]:	$

Indicate amortization of Excluded Subsidiaries (excluded from line 6): $

7. Marshall/Romeoville Oil Cleanup Costs[5]:	$

[1]	To the extent deducted in determining Consolidated Net Income.

[2]	To the extent used or included in the determination of Consolidated Net Income.

[3]	To the extent deducted in determining Consolidated Net Income.

[4]	To the extent deducted in determining Consolidated Net Income.

[5]	To the extent deducted in determining Consolidated Net Income.

8.      Civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, arising from each crude oil release referred to in the definition of Marshall/Romeoville Oil Cleanup Costs[6]:

$

9. Costs, charges and expenses accrued after September 30, 2013, arising from the cleanup of the crude oil releases referred to in the definition of Marshall/Romeoville Oil Cleanup Costs[7]:	$

10. Insurance proceeds received to compensate for Marshall/Romeoville Oil Cleanup Costs[8]:	$

11.    Civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in line 8 actually paid, or accruals therefor reversed, during Subject Period by the Borrower and/or its Subsidiaries:

$

12.    Civil, criminal and administrative fines, penalties, assessments and citations, and related direct costs and expenses, referred to in line 8 for which the Borrower and its Subsidiaries will not be liable for payment:

$

13. Costs, charges and expenses referred to in line 9 actually paid, or accruals therefor reversed, during Subject Period by the Borrower and/or its Subsidiaries:	$

14. Costs, charges and expenses referred to in line 9 for which the Borrower and its Subsidiaries will not be liable for payment of such amounts:	$

15. Pro forma adjustment for acquisitions during Subject Period:	$

Attach detailed explanation identifying each acquisition and indicating Incremental EBITDA attributable to it

16. Material Project EBITDA Adjustments for Subject Period:	$

Attach detailed explanation identifying each Material Project and indicating Material Project EBITDA Adjustments attributable to it

C. Leverage Ratio (Line A ÷ Line B):	to 1.00

[6]	To the extent deducted in determining Consolidated Net Income.

[7]	To the extent deducted in determining Consolidated Net Income.

[8]	To the extent included in determining Consolidated Net Income, not to exceed the aggregate amounts by which Consolidated EBITDA has been increased on account of Marshall/Romeoville Oil Cleanup Costs.

Quarter-end date:

Section 7.10 (Indebtedness of Non-OLP Subsidiaries) and Section 7.11 (Indebtedness of Operating Partnership and Operating Partnership Subsidiaries)

A. Indebtedness of Non-OLP Subsidiaries

1. Calculate aggregate amount of Indebtedness outstanding as of the Statement Date for the Non-OLP Subsidiaries:

(a) Total amount of Indebtedness outstanding for the Non-OLP Subsidiaries other than Indebtedness attributable to Excess Swap Termination Value:	$

(b) Ratable Share of Excess Swap Termination Value (line C.3(c)):	$

(c) Total (Line A.1(a) plus Line A.1(b)):	$

2. Demonstrate compliance with Section 7.10:

(a) Non-OLP Pro Forma EBITDA:	$

(b) Calculate Non-OLP Indebtedness Limitation

(.5 times Non-OLP Pro Forma EBITDA (line A.2(a)):	$

(c) Is the aggregate amount of Indebtedness outstanding for the Non-OLP Subsidiaries (line A.1(c)) greater than the Non-OLP Indebtedness Limitation (line A.2(b))?

Yes ☐

No ☐

(d) If yes, please answer the following:

(i) State the amount of excess Indebtedness:	$

(ii) How much of the excess Indebtedness is attributable to Excess Swap Termination Value?	$

(iii) Specify in reasonable detail method and timing of cure of such excess Indebtedness pursuant to Section 7.10.

B. Indebtedness of the Operating Partnership and the Operating Partnership Subsidiaries

1. Calculate aggregate amount of Indebtedness outstanding for the Operating Partnership and the Operating Partnership Subsidiaries:

(a) Total amount of Indebtedness outstanding for the Operating Partnership and the Operating Partnership Subsidiaries other than Indebtedness attributable to Excess Swap Termination Value:	$

(b) Excess Swap Termination Value (line C.3(b)):	$

(c) Total (line B.1(a) plus Line B.1(b)):	$

2. Demonstrate compliance with Section 7.11:

(a) State the outstanding consolidated capitalization of the Operating Partnership and the Operating Partnership Subsidiaries:	$

(b) Calculate the OLP Indebtedness Limitation (.60 times the outstanding consolidated capitalization of the Operating Partnership and the Operating Partnership Subsidiaries (line B.2(a))):	$

(c)    Is the aggregate amount of Indebtedness outstanding for the Operating Partnership and the Operating Partnership Subsidiaries (line B.1(c)) greater than the OLP Indebtedness Limitation (line B.2(b))?

Yes ☐

No ☐

(d) If yes, please answer the following:

(i) State the amount of excess Indebtedness:	$

(ii) How much of the excess Indebtedness is attributable to

Excess Swap Termination Value?	$

(iii) Specify in reasonable detail the method and timing of cure of such excess Indebtedness pursuant to Section 7.11.

C. Excess Swap Termination Value

1. State net amount of all mark-to-market obligations of all Swap Contracts to which a Subsidiary of the Borrower is obligated as a counterparty or a guarantor:	$

(A negative number indicates a net aggregate amount owed by Subsidiaries; a positive number indicates a net aggregate amount owed to Subsidiaries)

2. Is line C.1 less than negative $150,000,000?

Yes ☐

No ☐

3. If yes, calculate the Ratable Share of the amount less than negative $150,000,000:

(a) State aggregate Swap Termination Value of all Swap Obligations and Guarantee Obligations of Swap Obligations of the Non-OLP Subsidiaries:	$

(b) State aggregate Swap Termination Value of all Swap Obligations and Guarantee Obligations of Swap Obligations of the Operating Partnership and the Operating Partnership Subsidiaries:	$

(c) The Ratable Share of Excess Termination Value of the Non-OLP Subsidiaries ((line C.3(a) divided by line C.1) times the amount less than negative $150,000,000):	$

The Ratable Share of Excess Termination Value of the Operating Partnership and Operating Partnership Subsidiaries ((line C.3(b) divided by line C.1) times the amount less than negative $150,000,000):	$